UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 5, 2012 (Date of Earliest Event Reported: September 1, 2012)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 1, 2012, Energy Partners, Ltd. (the “Company”) changed its legal corporate name to “EPL Oil & Gas, Inc.” The name change was effected through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”). A wholly-owned subsidiary of the Company was merged with and into the Company, with the Company as the surviving entity of the merger. Under the DGCL, the merger did not require approval of the Company’s stockholders. The merger had the effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company. A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Secretary of State of the State of Delaware, is attached hereto as Exhibit 3.1. The Certificate of Ownership and Merger became effective by its terms on September 1, 2012.

The merger and resulting name change do not affect the rights of the Company’s security holders, creditors, customers or suppliers. With the sole exception of the name change, there were no changes to the Company’s certificate of incorporation. The Company’s common stock will continue to trade on the New York Stock Exchange under the symbol “EPL.”

On September 4, 2012, the Company issued a press release announcing the name change, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware, which became effective by its terms on September 1, 2012.

99.1*	Press Release dated September 4, 2012 announcing the Company’s name change.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2012

ENERGY PARTNERS, LTD.

By:	/s/ David P. Cedro
David P. Cedro
Senior Vice President, Chief Accounting Officer, Treasurer and Secretary